UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

KINTERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50507	74-2947183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9605 Scranton Road, Suite 200 San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 795-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) The Board of Directors of Kintera, Inc. (the “Company”) appointed Scott Crowder as Chief Technology Officer, effective April 30, 2007. Mr. Crowder will report to Richard LaBarbera, Chief Executive Officer. Prior to joining the Company and being appointed Chief Technology Officer in April 2007, Mr. Crowder served as chief operating officer of Entriq Corporation’s Application Service Provider business unit from September 2003 to April 2007. In this role, Mr. Crowder had direct responsibility for Entriq’s engineering, IT and network operations, product management, professional services, project management, and customer service functions. Prior to that Mr. Crowder worked for Inktomi Corporation, an internet software company focused on delivering scalable search and caching applications to major internet service providers, where he served as vice president of product operations from September 2000 to August 2002. Prior to Inktomi, Mr. Crowder served as senior vice president of technology services for Akamai/Intervu, from June 1998 to June 2000; his responsibilities included engineering, network operations, professional services, product management, and customer support. From May 1985 to June 1998, Mr. Crowder served as director of advanced product support of Sprint Corporation, a telecommunications company. Mr. Crowder was responsible for worldwide end-to-end product support for Sprint customers using switched digital services, ISDN, video conferencing and advanced application products. Prior to Sprint Corporation, Mr. Crowder served in the United States Air Force from February 1981 to May of 1985. Mr. Crowder led a team focused on providing telecommunications services for the 5th Combat Communications Group.

(e) The Company has entered into an employment offer letter with Mr. Crowder in connection with his offer of employment. Pursuant to the employment offer letter, Mr. Crowder will receive a signing bonus of $15,000, an annual salary of $235,000 and will be eligible for an annual performance-based bonus of up to fifty percent of his base salary based on financial and other performance criteria to be established by the Company’s Chief Executive Officer. In addition, Mr. Crowder was granted, on the date of his commencement of employment, an option to purchase 200,000 shares of the Company’s common stock under the Company’s 2003 Equity Incentive Plan, which shares shall vest over a four year period.

In the event of termination without Cause or Mr. Crowder’s voluntary termination with Good Reason (as such terms are defined in the Company’s Stock Option Agreement to its 2003 Equity Incentive Plan) not in connection with a Change of Control of the Company (as such term is defined in the Company’s 2003 Equity Incentive Plan), Mr. Crowder shall receive severance payments equal to fifty percent of his then-current base salary, a pro rata amount of any target bonus applicable in the year of termination, and health and dental premiums through COBRA for a period of up to six months. In the event of termination without Cause or Mr. Crowder’s voluntary termination with Good Reason within the two months prior to or 12 months following a Change of Control of the Company, Mr. Crowder shall receive the above severance benefits plus the acceleration of all stock options, including the stock option grant of 200,000 disclosed above and any subsequent stock option grant to Mr. Crowder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTERA, INC.

Date: May 4, 2007	/s/ Richard Davidson
Richard Davidson Chief Financial Officer

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